EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2015, relating to the financial statements of Corium International, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended September 30, 2015.

/s/ DELOITTE & TOUCHE LLP

Grand Rapids, MI

February 12, 2016